                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report on the Consolidated Financial Statements of Gabelli Asset Management Inc. and subsidiaries dated November 20, 1998, in Amendment No. 2 of this Registration Statement on Form S-1 (No. 333-51023) and the related Prospectus of Gabelli Asset Management Inc. to be filed on or about November 24, 1998.


New York, New York


     The foregoing consent is in the form that will be signed upon the effective date of the Company's registration of Class A Common Stock in a registration statement on Form S-1 and the concurrent changes in the Company's operating and legal structure and finalization of the employment and compensation agreements and Stock Award and Incentive Plan and related disclosures.


                                          ERNST & YOUNG LLP

New York, New York

November 20, 1998